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                                                                EXHIBIT 10(S)(3)

                                LOCK-UP AGREEMENT



                                  June 28, 2001

Renaissance US Growth & Income Trust PLC
BFSUS Special Opportunities Trust PLC
c/o Renaissance Capital Group, Inc.
8080 North Central Expressway, Suite 210-LB-59
Dallas, Texas 75206

         Re:      Cover-All Technologies Inc.

Gentlemen:

         The undersigned executive officer, of Cover-All Technologies Inc., a Delaware corporation (the "Company"), owns 0(zero) of common stock, $.01 per share ("Common Stock"), of the Company and understands that you propose to enter into a Convertible Loan Agreement, dated as of June 28, 2001 (the "Loan Agreement"), with the Company providing for a convertible loan to the Company in the aggregate principal amount of $1,400,000 (the "Loan"). In consideration for your execution of the Loan Agreement, your providing the Loan and for other good and valuable consideration, the receipt of which are hereby acknowledged, the undersigned agrees with you that for a period beginning on the date of the Loan Agreement and continuing to and including the date twelve (12) months after the date of the Loan Agreement (the "Lock-Up Period"), the undersigned will not, directly or indirectly, offer, sell, contract to sell, transfer, assign or otherwise dispose of any shares of Common Stock beneficially owned or controlled by the undersigned (including subsequently acquired shares or securities convertible or exercisable into shares), without your prior written consent, except for transfers to family members, family partnerships and trusts for the benefit of family members or for estate planning purposes, provided that prior to any such transfer, any such transferee shall have executed and delivered to you a lock-up agreement substantially in the form of this Agreement for the remaining period covered hereby or upon death. The contractual restrictions set forth in this letter shall terminate upon the death or divorce (provided and to the extent such shares of Common Stock were transferred to the former spouse) of the undersigned. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against any transfer of shares of Common Stock owned by the undersigned not in compliance with this Lock-Up Agreement.


                                   Very truly yours,



                                   /s/ Frank R. Orzell
                                   ---------------------------------------------
                                   Frank R. Orzell, Chief Marketing Officer